EXHIBIT 99.2

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact: Paul R. Bechet
         Chief Financial Officer
         Brookline Bancorp, Inc.
         617-730-3500


                 BROOKLINE BANCORP, INC. ANNOUNCES ADJUSTMENT OF
                               PRORATION FACTOR IN
                               ITS ACQUISITION OF
                             MYSTIC FINANCIAL, INC.

     Brookline, Massachusetts - (January 10, 2005) Brookline Bancorp, Inc. (the "Company") (Nasdaq: BRKL) announced today that it has been informed by its exchange agent that the proration factor in its acquisition of Mystic Financial, Inc. has been adjusted to 72.61% from 72.55%. As a result of this adjustment, shareholders of Mystic Financial who elected to receive all stock will receive
2.6786 shares of common stock of the Company for 72.61% of their shares of common stock of Mystic Financial and $39.00 in cash for each of the remaining 27.39% of their shares. Shareholders who elected to receive cash and shares of common stock of the Company will receive $39.00 in cash for the cash portion of their election, 2.6786 shares of common stock of the Company for 72.61% of their stock election shares and $39.00 in cash for each of the remaining 27.39% of their stock election shares. Shareholders who elected to receive all cash or indicated "No Preference" will continue to receive $39.00 in cash for each of their Mystic Financial shares.